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                                   AGREEMENT

     This Agreement (the "Agreement"), dated as of 8/18/99 (the "Effective Date"), is made by and between USABanc.com, Inc., a Pennsylvania corporation having offices at 1535 Locust Street, Philadelphia, PA 19102 ("USABanc.com"), and Systemax, Inc. a Delaware corporation having offices at 22 Harbor Park Drive, Port Washington, NY 11050 ("Systemax"). The parties agree as follows:

Section 1. Definitions

     Whenever used herein with initial letters capitalized, the following terms shall have the following defined meanings:

     "Promotional Placement" means a branded graphical icon situate on the persistent desk top interface of each PC manufactured by Systemax (the "Desktop Icon"), which icon will contain a direct link to the home page of USABancShares.com.

     "Site" means that web site, the primary home page for which is located at URL http://www.usabancshares.com (and any successor or replacement thereof).

     "Customer" means (i) any person or entity who enters the USABanc.com Site from the Product and opens an account with USABancShares.com and either: (i) deposits [Confidential Treatment Requested]** with USABanc.com; or (ii) receives a commercial, personal or residential extension of credit.

     "Click-Through" means each instance in which a bona fide third party user links to the Site through the Promotional Placement and successfully views one or more pages of the Site.

     "Competitive Marketing" means: (i) any link, displayed banner or other promotion in or on the Product to or for a site other than the Site which link, displayed banner or other promotion promotes financial services, investment and financial advise, commercial and investment banking, loan origination and lending and credit card services and (ii) any link, displayed banner or other promotion for any entity other than USABancShares.com, the primary business of which is financial services, investment and financial advise, commercial and investment banking, loan origination and lending and credit card services.

     "Product" means each PC manufactured and sold by Systemax and the Shipping Unit.

     "Shipping Unit" means the packaging, i.e., box or container, containing the Product, including separately packaged instructional (and promotional) materials, used to deliver the Product to the customer.

** [Confidential Treatment] indicates portions of this document that have been deleted from this document and have been separately filed with the Securities and Exchange Commission.

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Section 2. Promotional Placements

     2.1 Placements. Throughout the term of this Agreement, Systemax will include in the Product a Promotional Placement. This requirement shall not include custom configured PCs if the Systemax customer requests no promotional icons on the desktop.

         (a) USABanc.com shall pay to Systemax a per unit shipped price for the Desktop Icon [Confidential Treatment Requested]** (the "Fixed Fee") for a period of six (6) months or up to 150,000 Product units, which ever comes first, to be invoiced on a monthly basis. Such payment is to be net of all returns. Systemax will account for all returns and USABanc.com shall be entitled to setoff amounts owed hereunder based upon the number of returns. USABanc.com shall make payment under this Agreement within thirty (30) days of invoice by Systemax.

         (b) USABanc.com shall be entitled to setoff [Confidential Treatment Requested]** of the Fixed Fee against the Referral Fees as defined in section 3.1 of this Agreement.

         (c) Systemax shall place at least one (1) hot link for the USABancShares.com Site on one or more of its websites.

     2.2 Promotional Materials/Press Releases.

         (a) Each party will submit to the other Party, for its prior written approval, which approval shall not be unreasonably withheld or delayed, any marketing, advertising, press releases, and all other promotional materials related to the subject matter of the Agreement and/or referencing the other Party and/or its trade names, trademarks, and service marks to be used in conjunction with the Promotional Placement (the "Materials").

         (b) The Shipping Unit will contain marketing materials created by USABanc.com for the USABancShares.com Site ("Marketing Material") in the form of a separate USABanc.com materials package. The Marketing Material shall be limited to promotions relating to personal/commercial banking, loan origination and lending, stock brokerage and the Site. The design and content of the Desktop Icon and Promotional Materials must be approved by Systemax, which approval shall not be unreasonably withheld nor delayed.


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         2.3 Direct Links. Systemax shall ensure that the link in the
     Promotional Placement conveys users to the Site, without displaying or performing any other advertisement, promotion or content. Systemax shall not use or assist, authorize or encourage any third party to use, any techniques or technologies (including, without limitation, "framing", interstitial advertisements, pop-up windows, new consoles or similar items or techniques), that would cause the appearance or presentation of the Site as seen by users linking to the Site from the Promotional Placement to be different from that seen by users who access the Site by hand-entering the applicable URL into a generally commercially available browser which has not been customized for a particular person or entity.

         2.4 Licenses. USABanc.com and Systemax (as applicable, the "Licensor") each hereby grant the other party (the "Licensee") a non-exclusive, nontransferable, royalty-free, worldwide license to use, reproduce, perform and display such of the Licensor's trademarks and logos as it may provide to the Licensee for use in connection with the Licensee's performance of this Agreement, subject to prior written approval in each case by the Licensor. All goodwill arising out of either party's use of the other party's trademarks or logos will inure to the benefit of the Licensor.

         2.5 Brokerage Activities. In the event that Systemax does not enter into an agreement with eTrade for online brokerage promotional placement, USABanc.com shall have the exclusive right to expand the within Agreement to include a separate Promotional Placement (as defined) for its brokerage activities and services for a per account bounty fee [Confidential Treatment Requested]** under payment terms to be negotiated in good faith. Further, the definition of "Competitive Marketing" contained herein shall be expanded to include investment and stock brokering.

Section 3. Compensation and Reporting

         3.1 Referral Fees. Subject to the adjustment set forth in paragraph
     3.1 (a) below, and provided (i) the Customer opens an account with USABanc.com (either deposit or loan), and (ii) the Customer maintains an average balance and/or borrows an amount equal to the amount set forth in the below schedule for a period of forty five (45) days, USABanc.com will pay to Systemax a per Customer fee as follows:

     [Confidential Treatment Requested]**   [Confidential Treatment Requested]**



     [Confidential Treatment Requested]**   [Confidential Treatment Requested]**



     [Confidential Treatment Requested]**   [Confidential Treatment Requested]**




         3.2 Referral Fee Adjustment and Payment. On the first day of each month during the Term, USABanc.com shall calculate the total Referral Fees earned during the prior month and subtract from that figure an amount equal to of the Fixed Fees earned during the prior month. The resulting amount (the "Adjusted Referral Fee") shall be paid by USABanc.com to Systemax no later than 15th day of each month. If the Adjusted Referral Fee is a negative number no Referral Fees shall be paid in that month, provided, however, this shall not affect USABanc.com's obligation to pay to Systemax the total amount of Fixed Fees earned in the prior month.

         3.3 Warrants. In addition to the payment terms outlined above, USABanc.com shall grant to Systemax, upon signing this Agreement, a total of Ten Thousand (10,000) warrants for USA.Banc.com stock, exercisable upon grant which shall expire two (2) years from grant, at an exercise price equal to the Nasdaq closing market bid price of the shares on the Effective Date of the Agreement as published in the Wall Street Journal. The parties agree to execute any additional documentation necessary to issue the warrants. Additionally, contingent upon the satisfaction of the following criteria, Systemax will be granted Thirty Thousand (30,000) warrants of USABanc.com stock at an exercise price equal to the Nasdaq closing market bid price of the shares on the day prior to the date of the grant as published in the Wall Street Journal:

             a.) The Promotional Placement results in fifteen thousand new. Customer accounts within (6) months from the Shipping Date; and

             b.)  Systemax is not in breach of the Agreement.

         3.4 Reports. During the Term, USABanc.com shall track and document the number of referrals which occurred and the number of Customers registered during the previous month under the Agreement. Each party shall be entitled to an accounting relative to Product units shipped and Customer referrals.

         3.5 Referral Information. Systemax will not disclose to any third party any information disclosing that a specific end-user traveled to the Site via any Promotional Placement, or any other information which can be used to specifically identify a user of the Site, or use or permit any third party to use any such information to target communications to end-users or to otherwise specifically solicit end-users.

Section 4. Term and Termination

     The term of this Agreement (the "Term") will begin on the first Product shipping date (the "Shipping Date") and, unless earlier terminated below, shall end one (1) year from the Shipping Date. Sections 3.1, 3.2, 5 and 6 will survive any termination or expiration of the Term.

     USABanc.com, in its sole discretion, may terminate the Agreement in the event that, after six (6) months, less than five (5%) percent of Product units shipped, net of all returns, result in the activation of a Customer account. At the end of the Term, USABanc.com, in its sole discretion, may renew the Agreement on its terms for a period of one (1) year in the event that more than ten (10%) percent of Product units shipped, net of all returns, result in the activation of a Customer account.

Section 5. Representations and Warranties/Indemnity

         5.1 Representations and Warranties. Each party hereto hereby represents and warrants that it has the legal power and authority to enter into this Agreement and that this Agreement will not result in the breach of any prior agreement. USABanc.com hereby represents and warrants (a) that it is a bank holding company for BankPhiladelphia, formerly Peoples Thrift Savings Bank, a state chartered bank with four (4) offices in PA, and (b) it is a duly incorporated company registered with the Securities and Exchange Commission with its common stock publicly traded on Nasdaq under the symbol USAB.

         5.2 Indemnity. USABanc.com will defend, indemnify and hold Systemax harmless from and against any claims, costs, losses and damages (collectively, "Liabilities") arising out of any third party claim made against Systemax relating to: (a) the Site or the contents thereof (excluding any items provided by Systemax); or (b) any items provided to Systemax by USABanc.com for use in the Product. Systemax will defend, indemnify and hold USABanc.com harmless from and against any Liabilities arising out of any third party claim made against USABanc.com relating to:
     (aa) the Product or the contents thereof (excluding any items provided by USABanc.com); or (bb) any items provided to USABanc.com by Systemax for use on or in the Site. The indemnified party will promptly notify the indemnifying party of any claim for which it seeks indemnification, and will permit the indemnifying party to control the defense and settlement of any such claim (provided, that the indemnifying party shall not enter into any settlement which adversely affects any rights or interests of the indemnified party without the indemnified party's prior written consent).

Section 6. General Provisions

         6.1 LIMITATIONS. NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, IN CONNECTION WITH THIS AGREEMENT (INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT). NEITHER PARTY WILL HAVE ANY LIABILITY FOR ANY INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS) IN CONNECTION WITH THIS AGREEMENT.

         6.2 Ownership. As between the parties: (a) USABanc.com retains all right, title and interest in and to the Site and all technology and content contained or used therein or thereon (other than technology or content supplied by Systemax), along with all associated intellectual property rights; and (b) Systemax retains all right, title and interest in and to the Product and all technology and content contained or used therein (other than technology or content supplied by USABanc.com), along with all associated intellectual property rights.

         6.3 Confidentiality. Neither party will issue any press releases, make any other disclosures regarding this Agreement or its terms or the relationship between the


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     parties, or use the other party's trademarks, logos, trade names or other proprietary marks (except as permitted by Section 2.4), without the other party's prior written consent. Further, the parties will abide by the terms and conditions of their Nondisclosure Agreement dated as of the date hereof and attached hereto as Exhibit A with respect to Confidential Information (as defined in the Nondisclosure Agreement) received by either party as a result of this Agreement. It is acknowledged that the intent of parties that a press release will be made regarding this agreement by Systemax and USABanc.com will not unreasonably refuse to approve this communication within 7 days of presentation. Time is of the essence.

         6.4 Exclusivity. For the duration of the Term, Systemax will not place any Competitive Marketing on or in the Product during the Term nor any renewal period.

         6.5 Notices. Notices and other communications required or permitted to be given hereunder shall be given in writing and delivered in person, sent via certified mail, or delivered by nationally-recognized courier service, properly addressed and stamped with the required postage, to the person signing this agreement on behalf of the applicable party at its address specified above (and with a copy to the applicable party's General Counsel at such address) and shall be deemed effective upon receipt. Either party may from time to time change the person to receive notices or its address by giving the other party notice of the change in accordance with this section.

         6.6 Miscellaneous. No waiver of any provision of this Agreement shall constitute a continuing waiver, and no waiver shall be effective unless made in a signed writing. The parties are independent contractors, and nothing herein shall be construed to create a partnership, joint venture, franchise or agency relationship. Neither party has any authority to enter into any agreements on behalf of the other. Neither party may assign this Agreement or its rights or obligations hereunder without the other party's prior written consent, which shall not be unreasonably withheld. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof, and cannot be amended except by a writing signed by each party.

     ACCEPTED AND AGREED:

     USABanc.com:                                Systemax, Inc.:

     By:    /s/ xxxxxxxxxxxxxxxx                 By:
           ------------------------------              -------------------------
     Name:      xxxxxxxxxxxxxxxx                 Name:
           ------------------------------              -------------------------
     Title: Vice Chairman                        Title:
           ------------------------------              -------------------------
     Date:  8/18/99                              Date:
           ------------------------------              -------------------------


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                                   EXHIBIT A

                         MUTUAL NONDISCLOSURE AGREEMENT

This Nondisclosure Agreement (this "Agreement"), dated as of 8/18/99 is made between USABanc.com a Pennsylvania corporation, and Systemax. USABanc.com and Systemax would like to protect the confidentiality of, maintain their respective rights in and prevent the unauthorized use and disclosure of their valuable confidential information. Accordingly, USABanc.com and Systemax, hereby agree as follows:

     1. Confidential Information

     As used in this Agreement, "Confidential Information" means all nonpublic information disclosed by one party or its agents (the "Disclosing Party") to the other party (the "Receiving Party") that is designated as confidential or that, given the nature of the information or the circumstances surrounding its disclosure, reasonably should be considered as confidential. Confidential Information includes, without limitation (i) nonpublic information relating to the Disclosing Party's technology, customers, business plans, promotional and marketing activities, finances and other business affairs, and (ii) third-party information that the Disclosing Party is obligated to keep confidential.

     2. Exclusions

     Confidential Information does not include any information that (i) is or becomes publicly available without breach of this Agreement, (ii) can be shown by documentation to have been known to the Receiving Party at the time of its receipt from the Disclosing Party, (iii) is received from a third party who did not acquire or disclose such information by a wrongful or tortious act, or (iv) can be shown by documentation to have been independently developed by the Receiving Party without reference to any Confidential Information. Confidential Information may be contained in tangible materials, such as drawings, data, specifications, reports and computer programs, or may be in the nature of unwritten knowledge.

     3. Use of Confidential Information

     The Receiving Party may use Confidential Information only in pursuance of its business relationship with the Disclosing Party. Except as expressly provided in this Agreement, the Receiving Party will not disclose Confidential Information to anyone without the Disclosing Party's prior written consent. The Receiving Party will take all reasonable measures to avoid disclosure, dissemination or unauthorized use of Confidential Information, including, at a minimum, those measures it takes to protect its own confidential information of a similar nature. The Receiving Party will not export any Confidential Information in any manner contrary to the export regulations of the United States.

     4. Receiving Party Personnel

     The Receiving Party will restrict the possession, knowledge and use of Confidential Information to its employees, contractors and entities controlled by it (collectively, "Personnel") who (i) have a need to know Confidential Information in connection with the parties' business relationship, and (ii) have executed written agreements obligating them to protect the Confidential Information.

     5. Disclosures to Governmental Entities

     The Receiving Party may disclose Confidential Information as required to comply with binding orders of governmental entities that have jurisdiction over it, provided that the Receiving Party (i) gives the Disclosing Party reasonable written notice to allow the Disclosing Party to seek a protective order or other appropriate remedy, (ii) discloses only such information as is required by the governmental entity, and (iii) and uses commercially reasonable efforts to obtain confidential treatment for any Confidential Information so disclosed.

     6. Ownership of Confidential Information

     All Confidential Information will remain the exclusive property of the Disclosing Party. The Disclosing Party's disclosure of Confidential Information will not constitute an express or implied grant to the Receiving Party of any rights to or under the Disclosing Party's patents, copyrights, trade secrets, trademarks or other intellectual property rights.

     7. Notice of Unauthorized Use

     The Receiving Party will notify the Disclosing Party immediately upon discovery of any unauthorized use or disclosure of Confidential Information or any other breach of this Agreement by Receiving Party. The Receiving Party will cooperate with the Disclosing Party in every reasonable way to help the Disclosing Party regain possession of such Confidential Information and prevent its further unauthorized use.

     8. Return of Confidential Information

     The Receiving Party will return or destroy all tangible materials embodying Confidential Information (in any form and including, without limitation, all summaries, copies and excerpts of Confidential Information) promptly following the Disclosing Party's written request. At the Disclosing Party's option, the Receiving Party will provide written certification of its compliance with this Section.

     9. Injunctive Relief

     The Receiving Party acknowledges that disclosure or use of Confidential Information in violation of this Agreement could cause irreparable harm to the Disclosing Party for which monetary damages may be difficult to ascertain or an inadequate remedy. The Receiving Party therefore agrees that the Disclosing Party will have the right, in addition to its other rights and remedies, to seek injunctive relief for any violation of this Agreement.

     10. Scope; Termination

     This Agreement is intended to cover Confidential Information disclosed by each party both prior and subsequent to the date hereof. This Agreement automatically will terminate upon the completion or termination of the parties' business relationship; provided, however, that each party's obligations with respect to the other party's Confidential Information will survive for five (5) years following such completion or termination.

     11. Independent Development

     The Disclosing Party acknowledges that the Receiving Party may currently or in the future be developing information internally, or receiving information from other parties, that is similar to the Confidential Information. Accordingly, nothing in this Agreement will be construed as a representation or agreement that the Receiving Party will not develop or have developed for it products, concepts, systems or techniques that are similar to or compete with the products, concepts, systems or techniques contemplated by or embodied in the Confidential Information, provided that the Receiving Party does not violate any of its obligations under this Agreement in connection with such development.

     12. Miscellaneous

     12.1 This Agreement will not create a joint venture, partnership or other formal business relationship or entity of any kind, or an obligation to form any such relationship or entity. Each party will act as an independent contractor and not as an agent of the other party for any purpose, and neither will have the authority to bind the other.

     12.2 This Agreement constitutes the entire agreement between the parties relating to the matters discussed herein and may be amended or modified only with the mutual written consent of the parties. Each party's obligations hereunder are in addition to, and not exclusive of, any and all of its other obligations and duties to the other party, whether express, implied, in fact or in law. Subject to the limitations set forth in this Agreement, this Agreement will inure to the benefit of and be binding upon the parties and their respective successors and assigns.

     12.3 Any failure by either party to enforce the other party's strict performance of any provision of this Agreement will not constitute a waiver of its right to subsequently enforce such provision or any other provision of this Agreement.

     12.4 If a provision of this Agreement is held invalid under any applicable law, such invalidity will not affect any other provision of this Agreement that can be given effect without the invalid provision. Further, all terms and conditions of this Agreement will be deemed enforceable to the fullest extent permissible under applicable law, and, when necessary, the court is requested to reform any and all terms or conditions to give them such effect.

     12.5 This Agreement will be governed by internal laws of the State of Washington, without reference to its choice of law rules. Exclusive jurisdiction over and venue of any suit arising out of or relating to this Agreement will be in the state and federal courts of King County, Washington. This Agreement may be executed by facsimile and in counterpart copies.

     The parties have executed this Agreement as of the date first written above.

Systemax, Inc.                                 USABanc.com, Inc.



By:                                            By: /s/ xxxxxxxxxxxxxxxx
   ----------------------                          -------------------------
Title:                                         Title: Vice-Chairman